Exhibit 21.1

TIBCO SOFTWARE INC.

SUBSIDIARIES OF THE REGISTRANT

1. TIBCO Software International Inc., United States of America

2. TIBCO Extensibility Inc., United States of America

3. TIBCO Talarian Inc., United States of America

4. TIBCO Holdings Inc., United States of America

5. 3301 Hillview Holdings Inc., United Stated of America

6. TIBCO Software Australia Pty. Ltd., Australia

7. TIBCO Software NV, Belgium

8. TIBCO Software Canada Inc., Canada

9. TIBCO Software France SARL, France

10. TIBCO Software GmbH, Germany

11. TIBCO Software Srl, Italy

12. TIBCO Software Japan Inc., Japan

13. TIBCO Software Korea, Korea

14. TIBCO Software Singapore Pte. Ltd., Singapore

15. TIBCO Software SL, Spain

16. TIBCO Software Limited, United Kingdom

17. TIBCO Software BV, Holland

18. TIBCO Software Brasil LTDA, Brazil

19. TIBCO Software Hong Kong, Hong Kong

20. TIBCO Software AS, Norway

21. TIBCO Software AB, Sweden

22. TIBCO Software Portugal, Sociedade Unipessoal, Lda., Portugal

23. TIBCO Software India Private Limited, India

24. Talarian Ltd., United Kingdom